UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

CAPITAL FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Formerly known as Integrity Mutual Funds, Inc.

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 30, 2009 the Company elected pursuant to the terms of its Corporate Note obligations to call and prepay its entire $1,500,000.00 Corporate Note obligation. This amount consists of all of outstanding Corporate Notes originally due January 1, 2011. By prepaying the Corporate Notes from available cash, the current asset position of the Company was reduced by $1,591,613.01 and the Corporate Note liability of the same amount was eliminated. In future periods, approximately $11,562.50 of interest expense per month is saved by the transaction. There was no prepayment charge or other cost to the Company associated with the prepayment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

By: /s/ Bradley P. Wells

Bradley P. Wells

CEO, CFO & President

Dated: October 6, 2009